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                                                                     Exhibit 4.5

                          ACT TELECONFERENCING, INC.
                            2000 STOCK OPTION PLAN

                     Non-Statutory Stock Option Agreement
                     ------------------------------------
                                  (Employee)

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Name of Optionee:
================================================================================
No. of Shares Covered:                         Date of Grant:
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Exercise Price Per Share:                      Expiration Date:
--------------------------------------------------------------------------------
Exercise Schedule (Cumulative):

        Date(s) of                                  No. of Shares as to Which
      Exercisability                                Option Becomes Exercisable
      --------------                                --------------------------



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     This Non-Statutory Stock Option Agreement ("Agreement") between ACT
Teleconferencing, Inc., a Colorado corporation (the "Company"), and the optionee identified above (the "Optionee") is effective as of the date of grant specified above.

                                   Recitals
                                   --------

     WHEREAS, the Company maintains the ACT Teleconferencing, Inc. 2000 Stock Option Plan (the "Plan"); and

     WHEREAS, pursuant to the Plan, the Board of Directors of the Company (the "Board") or a committee of two or more directors of the Company (the "Committee") appointed by the Board administers the Plan and has the authority to determine the awards to be granted under the Plan (if the Board has not appointed a committee to administer the Plan, then the Board shall constitute the Committee); and

     WHEREAS, the Committee has determined that the Optionee is eligible to receive an award under the Plan in the form of a non-statutory stock option (the "Option");
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     NOW, THEREFORE, the Company hereby grants this Option to the Optionee under the terms and conditions as follows.

                             Terms and Conditions*
                             --------------------

1.   Grant. The Optionee is granted this Option to purchase the number of Shares
     -----
     specified at the beginning of this Agreement.

2.   Exercise Price.  The price to the Optionee of each Share subject to this
     --------------
     Option shall be the exercise price specified at the beginning of this Agreement.

3.   Non-Statutory Stock Option.  This Option is not intended to be an
     --------------------------                  ---
     "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

4.   Exercise Schedule.  This Option shall vest and become exercisable as to the
     -----------------
     number of Shares and on the dates specified in the exercise schedule at the beginning of this Agreement. The exercise schedule shall be cumulative; thus, to the extent this Option has not already been exercised and has not expired, terminated or been cancelled, the Optionee or the person otherwise entitled to exercise this Option as provided herein may at any time, and from time to time, purchase all or any portion of the Shares then purchasable under the exercise schedule.

     This Option may also be exercised in full (notwithstanding the exercise schedule) under the circumstances described in Section 8 of this Agreement if it has not expired prior thereto.

5.   Expiration.  This Option shall expire at 5:00 p.m. Denver, Colorado time on
     ----------
     the earliest of:

     (a) The expiration date specified at the beginning of this Agreement (which date shall not be later than ten years after the date of grant);

     (b) The last day of the period following the termination of employment of the Optionee during which this Option can be exercised (as specified in Section 7 of this Agreement); or

     (c) The date (if any) fixed for cancellation pursuant to Section 8 of this Agreement.

     In no event may anyone exercise this Option, in whole or in part, after it has expired, notwithstanding any other provision of this Agreement.


---------------------------

* Unless the context indicates otherwise, terms that are not defined in this Agreement shall have the meaning set forth in the Plan as it currently exists or as it is amended in the future.

6.   Procedure to Exercise Option.
     ----------------------------

     Notice of Exercise. This Option may be exercised by delivering written notice of exercise to the Company at the principal executive office of the Company, to the attention of the Company's Secretary, in the form attached to this Agreement. The notice shall state the number of Shares to be purchased, and shall be signed by the person exercising this Option. If the person exercising this Option is not the Optionee, he/she also must submit appropriate proof of his/her right to exercise this Option.

     Tender of Payment. Upon giving notice of any exercise hereunder, the Optionee shall provide for payment of the purchase price of the Shares being purchased through one or a combination of the following methods:

          (a)  Cash;

          (b)  Cancellation of indebtedness;

          (c) By delivery to the Company of unencumbered Shares having an aggregate Fair Market Value (as defined in paragraph 7 of the Plan) on the date of exercise equal to the purchase price of such Shares;

          (d) By a reduction in the number of Shares delivered to the Optionee upon exercise, such number of Shares having an aggregate Fair Market Value on the date of exercise equal to the purchase price of such Shares; or

          (e) To the extent permitted by law, a broker-assisted cashless exercise in which the Optionee irrevocably instructs a broker to deliver proceeds of a sale of all or a portion of the Shares to be issued pursuant to the exercise to the Company in payment of the purchase price of such Shares.

     Notwithstanding the foregoing, the Optionee shall not be permitted to pay any portion of the purchase price with Shares if the Committee, in its sole discretion, determines that payment in such manner is undesirable.

     Delivery of Certificates. As soon as practicable after the Company receives the notice and purchase price provided for above, it shall deliver to the person exercising this Option, in the name of such person, a certificate or certificates representing the Shares being purchased. The Company shall pay any original issue or transfer taxes with respect to the issue or transfer of the Shares and all fees and expenses incurred by it in connection therewith. All Shares so issued shall be fully paid and nonassessable. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to issue or deliver any Shares prior to the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or desirable.

7.   Employment Requirement.  This Option may be exercised only while the
     ----------------------
     Optionee remains employed with the Company or a parent or subsidiary thereof, and only if the Optionee has been continuously so employed since the date of this Agreement; provided that:

     (a) This Option may be exercised for three months following the day the Optionee's employment by the Company ceases if such cessation of employment is for a reason other than death or disability, but only to the extent that it was exercisable immediately prior to termination of employment.

     (b) This Option may be exercised within one year after the Optionee's employment by the Company ceases if such cessation of employment is because of death or disability.

     (c) If the Optionee's employment terminates after a declaration made pursuant to Section 8 of this Agreement in connection with an Event, this Option may be exercised at any time permitted by such declaration.

     Notwithstanding the above, this Option may not be exercised after it has expired.

8.   Acceleration of Option.
     ----------------------

     Death or Disability. This Option may be exercised in full, regardless of whether such exercise occurs prior to a date on which this Option would otherwise vest, upon the death or disability of the Optionee; provided that the Optionee shall have been continuously employed by the Company or a parent or subsidiary thereof between the date of this Agreement and the date of such death or disability.

     Change in Control. In the event of a Change in Control as defined in paragraph 11 of the Plan, then, without any action by the Committee or the Board, this Option, to the extent not already exercised in full or otherwise terminated, expired or canceled, shall become immediately exercisable in full and the Committee may, as provided in paragraph 11(c) of the Plan, determine that this option shall be canceled and make certain cash payments with respect to this Option.


     Event. In the event of an Event as defined in paragraph 12 of the Plan, the Committee may, but shall not be obligated to:

     (a) if the Event is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of this Option by the substitution for this Option of options or voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, as provided in paragraph 12 of the Plan; or

     (b) at least 20 days prior to the occurrence of the Event, declare, and provide written notice to the Optionee of the declaration, that this Option, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of, the Event (unless it shall have been exercised prior to the occurrence of the Event). In connection with any such declaration, the Committee may, but shall not be obligated to, cause payment to be made to the Optionee of cash equal to, for each Share covered by the canceled Option, the amount, if any, by which the Event Proceeds per Share, as defined in paragraph 12 of the Plan, exceeds the exercise price per Share covered by this Option. At the time of any such declaration, this Option shall immediately become exercisable in full and the Optionee shall have the right, during the period preceding the time of cancellation of this Option, to exercise this Option as to all or any part of the Shares covered by this Option. In the event of a declaration pursuant to this subsection, to the extent this Option has not been exercised prior to the Event, the unexercised part of this Option shall be canceled at the time of, or immediately prior to, the Event, as provided in the declaration. Notwithstanding the foregoing, the holder of this Option shall not be entitled to the payment provided for in this subsection if this Option shall have expired pursuant to
          Section 5 above.

     Discretionary Acceleration. The Committee has the power, in its sole discretion, to declare at any time that this Option shall be immediately exercisable.

9.   Limitation on Transfer.  While the Optionee is alive, only the Optionee or
     ----------------------
     his/her guardian or legal representative may exercise this Option. This Option may not be assigned or transferred other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

10.  No Shareholder Rights Before Exercise.  No person shall have any of the
     -------------------------------------
     rights of a shareholder of the Company with respect to any Share subject to this Option until the Share actually is issued to him/her upon exercise of this Option.

11.  Discretionary Adjustment.  In the event of any reorganization, merger,
     ------------------------
     consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or Shares of the Company, the Committee (or if the Company does not survive any such transaction, a comparable committee of the Board of Directors of the surviving corporation) may, without the consent of the Optionee, make such adjustment as it determines in its discretion to be appropriate as to the number and kind of securities subject to and reserved under the Plan and, in order to prevent dilution or enlargement of rights of the Optionee, the number and kind of securities issuable upon exercise of this Option and the exercise price hereof.

12.  Tax Withholding.  Delivery of Shares upon exercise of this Option shall be
     ---------------
     subject to any required withholding taxes. As a condition precedent to receiving Shares upon exercise of this Option, the Optionee may be required to pay to the Company, in accordance with the provisions of paragraph 9 of the Plan, an amount equal to the amount of any required withholdings.

13.  Interpretation of This Agreement.  All decisions and interpretations made
     --------------------------------
     by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive upon the Company and the Optionee. If there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

14.  Discontinuance of Employment.  This Agreement shall not give the Optionee a
     ----------------------------
     right to continued employment with the Company or any parent or subsidiary of the Company, and the Company or any such parent or subsidiary employing the Optionee may terminate his/her employment at any time and otherwise deal with the Optionee without regard to the effect it may have upon him/her under this Agreement.

15.  Option Subject to Plan, Articles of Incorporation and Bylaws.  The Optionee
     ------------------------------------------------------------
     acknowledges that this Option and the exercise thereof is subject to the Plan, the Articles of Incorporation, as amended from time to time, and the Bylaws, as amended from time to time, of the Company, and any applicable federal or state laws, rules or regulations.

16.  Obligation to Reserve Sufficient Shares.  The Company shall at all times
     ---------------------------------------
     during the term of this Option reserve and keep available a sufficient number of Shares to satisfy this Agreement.

17.  Binding Effect.  This Agreement shall be binding in all respects on the
     --------------
     heirs, representatives, successors and assigns of the Optionee.

18.  Choice of Law.  This Agreement is entered into under the laws of the State
     -------------
     of Colorado and shall be construed and interpreted thereunder (without regard to its conflict of law principles).

IN WITNESS WHEREOF, the Optionee and the Company have executed this Agreement as of the ____ day of ________, 20__.

                              OPTIONEE


                              _______________________________________


                              ACT TELECONFERENCING, INC.


                              By_____________________________________
                                Its__________________________________


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                                    __________________, 20___

                                    Notice of Option Exercise
                                    -------------------------

ACT TELECONFERENCING, INC.
1658 Cole Boulevard
Suite 130
Golden, CO 80401
Attention:  Chief Financial Officer

Sir/Madam:

     I hereby exercise the following option (the "Option") granted to me under the ACT Teleconferencing, Inc. 2000 Stock Option Plan (the "Plan") with respect to the number of shares of Common Stock, no par value ("Shares"), of ACT Teleconferencing, Inc. (the "Company"), indicated below:

          Name:
                                           -----------------------------------

          Date of Grant of Option:
                                           -----------------------------------

          Exercise Price Per Share:
                                           -----------------------------------

          Number of Shares With Respect to
          Which the Option is Hereby
          Exercised:
                                           -----------------------------------

          Total Exercise Price:
                                           -----------------------------------


     [ ] Enclosed with this letter is a check, bank draft or money order in the amount of the Total Exercise Price.

     [ ] I hereby agree to pay the Total Exercise Price by cancellation of a debt owed to me by the Company.

     [ ] I hereby agree to pay the Total Exercise Price within five business days of the date hereof and, as stated in the attached Broker's Letter, I have delivered irrevocable instructions to __________________________________ to promptly deliver to the Company the amount of sale or loan proceeds from the Shares to be issued pursuant to this exercise necessary to satisfy my obligation hereunder to pay the Total Exercise Price.

     [ ] Enclosed with this letter is a certificate evidencing unencumbered Shares (duly endorsed in blank) having an aggregate Fair Market Value (as defined in the Plan) equal to or in excess of the Total Exercise Price.

     [ ] I elect to pay the Total Exercise Price through a reduction in the number of Shares delivered to me upon this exercise of the Option as provided in paragraph 8 of the Plan.

     If I am enclosing Shares with this letter, I hereby represent and warrant that I am the owner of such Shares free and clear of all liens, security interests and other restrictions or encumbrances. I agree that I will pay any required withholding taxes in connection with this exercise as provided in paragraph 9 of the Plan.

     Please issue a certificate (the "Certificate") for the number of Shares with respect to which the Option is being exercised in the name of the person indicated below and deliver the Certificate to the address indicated below:

          Name in Which to Issue Certificate:  ______________________________

          Address to Which Certificate
          Should be Delivered:                 ______________________________


          Principal Mailing Address
          for Holder of the Certificate (if    ______________________________
          different from above):

                                               Very truly yours,

                                               ______________________________
                                               Signature


                                               ______________________________
                                               Name, please print

                                               ______________________________
                                               Social Security Number


                                      -2-
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                                                 __________________, 20___

                                                 Broker Assisted Option Exercise
                                                 -------------------------------

ACT TELECONFERENCING, INC.
1658 Cole Boulevard
Suite 130
Attention:  Chief Financial Officer

Sir/Madam:


          Name of Optionee:
                                                    ---------------------------

          Date of Grant of Option:
                                                    ---------------------------

          Exercise Price Per Share:
                                                    ---------------------------

          Number of Shares With Respect to
          Which the Option is to be Exercised:
                                                    ---------------------------

          Total Exercise Price:
                                                    ---------------------------

     The above Optionee has requested that we finance the exercise of the above Option to purchase Shares of common stock of ACT Teleconferencing, Inc. (the "Company") and has given us irrevocable instructions to promptly deliver to the Company the amount of sale or loan proceeds from the Shares to be issued pursuant to such exercise to satisfy the Optionee's obligation to pay the Total Exercise Price.

                                                    Very truly yours,


                                                    ___________________________
                                                    Broker Name


                                                    By_________________________